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                                                                   Exhibit 3.118

                                     BY-LAWS

                                       OF

                             SCHULTZ LANDFILL, INC.

                                    ARTICLE I

                             MEETING OF SHAREHOLDERS

          SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held during the first two weeks of December of each year as may be designated by the Chairman of the Board of Directors, or if there be none, the President of the Corporation, at the Corporation's principal place of business or at such other time and place as may be designated by the Chairman of the Board of Directors, or if there be none, the President of the Corporation.

          SECTION 2. SPECIAL MEETINGS. Special meetings of shareholders may be called at any time upon request of a majority of the Directors, the President of the Corporation, or the holders of not less than 25 percent of all the shares entitled to vote at the meeting. Special meetings shall be held at a time and place to be designated by the President of the Corporation.

          SECTION 3. NOTICE. The Secretary shall give personal or written notice to all shareholders of record of the holding of any regular or special meeting of shareholders not less than ten nor more than fifty days prior to the date of such meeting, but no such notice shall be required in the case of any shareholder who waives the same. Notice of a special meeting shall state the purpose for which the meeting is called.

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          SECTION 4. QUORUM. The presence in person or by proxy of holders of the majority of outstanding stock entitled to vote shall be necessary to constitute a quorum. The affirmative vote of a majority of the shares represented at a meeting shall be the act of the shareholders, provided that a quorum is present at such meeting and that the vote of a greater or lesser number of shares is not required by law or the certificate of incorporation.

          SECTION 5. ADJOURNED MEETINGS. In case a quorum shall not be present at any duly called meeting, the majority of those present may adjourn the meeting from time to time not exceeding thirty days at any one time until a quorum shall be present and the business of the meeting accomplished; and of such adjourned meeting, no notice need be given.

          SECTION 6. WRITTEN CONSENT OF SHAREHOLDERS. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE II

                                    DIRECTORS

          SECTION 1. NUMBER. The Board of Directors shall consist of one or more members. The number of Directors of the Corporation shall be such number as is fixed from time to time by the Board of Directors; and until further action by the Board of Directors, the number of Directors shall be one.

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          SECTION 2. ELECTION. The Directors shall be chosen at the annual shareholders' meeting by plurality of the votes cast, and each of such Directors shall serve for a term of one year and until his successor has been elected. Any vacancy occurring in the Board of Directors by reason of death, resignation, removal (with or without cause) or disqualification of a Director or increase in the number of Directors, or for any other reason, shall be filled by a majority of the Directors remaining; and such director shall serve until the next annual meeting of shareholders or until his successor is elected. A Director need not be a shareholder.

          SECTION 3. QUORUM. A majority of the Board of Directors shall be necessary to constitute a quorum. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 4. MEETINGS. Meetings of the Board of Directors will be held upon call of the President or Secretary, and such call shall be issued whenever requested in writing by any two Directors. Meetings may be held outside the State of New York. Notice of meetings shall be by telephone or any written

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communication, but no notice shall be required in the case of any Director who waives the same. If such notice is served personally or by telephone, it must be so served not less than one day prior to the meeting; and if mailed, it must be mailed not less than five days prior to the meeting.

          SECTION 5. REMOVAL OF DIRECTORS. Any Director may be removed with or without cause at any time by a vote of the shareholders holding a majority of the shares of the Corporation at any meeting called for that purpose.

          SECTION 6. WRITTEN CONSENT. Whenever Directors are required or permitted to take any action by vote, such action may be taken without a meeting upon written consent, setting forth the action so taken, signed by all the Directors.

          SECTION 7. CONFERENCE CALLS. Any one or more members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone, or similar communication equipment, allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE III

                             COMMITTEES OF DIRECTORS

          SECTION 1. CREATION. The Board of Directors may, by resolution or resolutions adopted by a majority of the entire board, designate one or more committees, each committee to consist of three or more of the directors, which, to the extent provided in said resolution or resolutions and within the

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limitations prescribed by statute, shall have and may exercise the powers of the
Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

          SECTION 2. WRITTEN CONSENT. Whenever the members of a Committee established by the Board are required or permitted to take any action by vote, such action may be taken without a meeting upon written consent, setting forth the action so taken, signed by all the members of such Committee.

          SECTION 3. CONFERENCE CALLS. Any one or more members of any Committee established by the Board may participate in a meeting of such Committee by means of a conference telephone, or similar communication equipment, allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                              PROCEDURE AT MEETINGS

          The order of business and all other matters of procedure at any meeting of shareholders or Directors, unless determined by the meeting itself by majority vote, shall be determined by the presiding officer, who shall be the Chairman of the Board of Directors or, if there be none, the President.

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                                    ARTICLE V

                                    OFFICERS

          SECTION 1. ELECTION. The Board of Directors shall elect a President, Vice-President, Secretary, Treasurer, and such other officers as the Board of Directors shall deem appropriate. Such officers shall serve at the pleasure of the Directors and shall receive compensation to be determined by the Board.

          SECTION 2. CHAIRMAN. The Chairman shall preside at all meetings of the shareholders and directors and shall have such other powers and duties as may from time to time be assigned by the board.

          SECTION 3. PRESIDENT. The President shall be the chief executive officer of the Corporation; he shall have supervision and control of the management of the business of the Corporation, shall have authority to fix compensation of all employees of the Corporation other than the officers, shall be generally in charge of all the affairs of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.

          SECTION 4. VICE-PRESIDENT. The Vice-President in the absence or incapacity of the President shall perform the duties of that officer.

          SECTION 5. SECRETARY. The Secretary shall keep the records and minutes of the Corporation, have charge of the certificate book and shall perform the other duties customarily performed by the Secretary of the Corporation.

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          SECTION 6. TREASURER. The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall keep account of the finances of the Corporation.

          SECTION 7. STOCK IN OTHER COMPANIES. Unless otherwise ordered by the Board of Directors, the President, or Vice-President if duly authorized by the President, shall have full power and authority on behalf of the Company to attend and to vote at any meeting of stockholders of any corporation in which this Company may hold stock, and may exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Company in connection with the exercise by this Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE VI

                          INDEMNIFICATION OF PERSONNEL

          SECTION 1. Subject to Section 2 hereof, the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, by reason of the fact that such person, his or her testator or intestate, was a director, officer, or employee of the Corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise at the request

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of the Corporation (hereinafter referred to as an "Other Entity") against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the Corporation or, in the case of service to an Other Entity, not opposed to the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall be subject to and in accordance with the provisions of Section 723 of the Business Corporation Law.

          SECTION 2. In connection with any action or proceeding by or in the right of the Corporation to procure a judgment in its favor, indemnification hereunder shall include only amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense, or settlement of such action, or in connection with an appearance therein, and no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon

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application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity of such portion of the settlement amount and expenses as the court deems proper.

          SECTION 3. The indemnification authorized by Section 1 hereof shall not be deemed to be exclusive of any other rights to which a person seeking indemnification may be entitled pursuant to the applicable provisions of the Business Corporation Law or pursuant to a resolution of the shareholders or directors adopted in accordance with Section 721 of the Business Corporation Law. Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding to the extent permitted by and subject to the provisions of Sections 723 and 725 of the Business Corporation Law.

          SECTION 4. It is the intention by these by-laws to allow the Corporation to indemnify corporate personnel to the maximum extent permitted by applicable law and the Board of Directors and shareholders, together or independently, are authorized to take such actions as shall be necessary to implement the foregoing.

                                   ARTICLE VII

                             CERTIFICATES FOR SHARES

          SECTION 1. Certificates representing shares of the Corporation shall be bound in a book, shall be numbered and issued in consecutive order, shall be signed by the President or

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Vice-President and the Secretary or Treasurer, under the Corporation seal; and
in the stub of each certificate shall be entered the name of the person owning the shares represented thereby, the number of such shares, and the date of issue. All certificates exchanged or returned to the Corporation shall be marked cancelled, with the date of cancellation, by the Secretary, and shall be immediately attached to the stubs in the certificate books from which they were detached when issued. The Board of Directors may direct a new share certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed or wrongfully taken. As a condition of authorizing such issue of a new certificate, the Board of Directors may, in its discretion, require the owner of such lost, destroyed or wrongfully taken certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or wrongfully taken.

          SECTION 2. TRANSFERS. Transfers of shares shall be made on the books of the Corporation by the holder in person or by power of attorney duly executed and witnessed and filed with the Secretary of the Corporation on surrender of the certificate of such shares.

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                                  ARTICLE VIII

                                   AMENDMENTS

          These By-Laws and any hereafter adopted may be added to, amended, altered or repealed by a majority vote of the Directors at any duly held meeting. These By-Laws and any hereafter adopted may be added to, amended, altered or repealed by a majority vote of the shareholders at any duly held meeting.

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